UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

January 4, 2016

Date of Report (Date of earliest event reported)

AMERISERV FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-11204	25-1424278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

Main and Franklin Streets, Johnstown, Pennsylvania		15901
(Address of principal executive offices)		(Zip Code)

(814) 533-5300 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01     Other Events.

AmeriServ Financial, Inc. issued a press release announcing that it successfully completed a private placement of $7.65 million in aggregate principal amount of fixed rate subordinated notes to certain accredited investors.    The subordinated notes mature December 31, 2025 and will have a 6.5% fixed interest rate for the entire term.  These subordinated notes qualify as tier 2 capital for regulatory purposes.  The press release, attached hereto as Exhibit 99.1, is incorporated herein.

Item 9.01     Financial Statements and Exhibits.

(d)

Exhibits:

99.1

Press release, dated January 4, 2016 of AmeriServ Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, INC.

Dated: January 4, 2016	By:	/s/ Michael D. Lynch
Michael D. Lynch
Senior President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated January 4, 2016, of AmeriServ Financial, Inc.

Exhibit 99.1

AMERISERV FINANCIAL, INC. COMPLETES PRIVATE PLACEMENT OF $7.65 MILLION OF SUBORDINATED DEBT

JOHNSTOWN, PA – AmeriServ Financial, Inc. (NASDAQ: ASRV) announced that it successfully completed a private placement of $7.65 million in aggregate principal amount of fixed rate subordinated notes to certain accredited investors.  The subordinated notes mature December 31, 2025 and will have a 6.50% fixed interest rate for the entire term.  This subordinated debt has been structured to qualify as Tier 2 capital under the Federal Reserve’s capital guidelines and will be non-callable for 5 years.  The Company expects to use the proceeds from this private placement and other cash on hand to redeem all $21 million of its issued and outstanding SBLF preferred stock prior to the upcoming dividend rate increase from 1% to 9% in February 2016.

“The successful issuance of the subordinated notes provides us with a source of low-cost capital that is non-dilutive to our common shareholders,” stated Jeffrey A. Stopko, President and Chief Executive Officer.  “Our Company is well positioned from a capital standpoint to continue our business growth strategies while addressing the negative impact that an increased SBLF dividend rate would have on our financial performance.”

AmeriServ Financial, Inc. is the parent of AmeriServ Financial Bank and AmeriServ Trust and Financial Services Company in Johnstown, PA.  The Company’s subsidiaries provide full-service banking and trust and wealth management services through seventeen community offices in southwestern Pennsylvania.  At September 30, 2015, AmeriServ had total assets of $1.1 billion, a book value of $5.21 per common share and a tangible book value of $4.58 per common share.

Griffin Financial Group, LLC acted as financial advisor and placement agent to AmeriServ.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding the AmeriServ's redemption of its SBLF Preferred Stock and future payment obligations. These forward-looking statements involve risks and uncertainties that could cause AmeriServ's results to differ materially from management's current expectations. Such risks and uncertainties are detailed in AmeriServ's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2014. Forward-looking statements are based on the beliefs and assumptions of AmeriServ's management and on currently available information. The statements in this press release are made as of the date of this press release, even if subsequently made available by AmeriServ on its website or otherwise. AmeriServ undertakes no responsibility to publicly update or revise any forward-looking statement.